Exhibit 10.1

                                MAYNARD OIL COMPANY

                           1989 STOCK PARTICIPATION PLAN


               Section 1. Purpose. The purpose of the Maynard Oil Company 1989 Stock Participation Plan (the "Plan") is to attract and retain outstanding individuals as officers and key employees of Maynard Oil Company (the "Company") and its subsidiaries and to furnish incentives to such persons by providing them opportunities to participate in the growth and profitability of the Company on advantageous terms as herein provided.

               Section 2. Administration. The Plan shall be administered by the Board of Directors of the Company. The Board shall interpret the Plan, prescribe, amend and rescind rules and regulations relating thereto and make all other determinations necessary or advisable for the administration of the Plan. Any interpretation or construction by the Board of any provision of the Plan or of any award granted under it shall be final. No member of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any award granted under it.

               Section 3. Participants. Participants in the Plan will consist of such officers or other key employees of the Company and its subsidiaries as the Board of Directors in its sole discretion may designate from time to time to receive awards hereunder. The Board's designation of a participant in any year shall not require the Board to designate such person to receive an award in any other year. Nothing in the Plan or in any award under it shall limit in any way the right of the Company to terminate any participant's employment at any time, nor confer upon any employee any right to continue in the employ of the Company for any period of time.

               Section 4.  Awards.

               (a) Awards under the Plan shall consist of Stock Participation Units which, subject to Section 6(e) hereof, will entitle a participant to a cash payment following the participant's termination of employment for any reason whatsoever ("Termination"), in an amount equal to the excess, if any, of the Fair Market Value (defined below) of one share of the Company's common stock ("Common Stock") on the date of Termination over a price per share to be determined by the Board, multiplied by the number of Vested Units (defined below) held by the participant on the date of Termination. Amounts payable under this Section 4(a) will be paid in twenty-four (24) equal monthly installments without interest beginning on the first day of the month following the month in which the Termination occurs.

               (b) The amount payable under Section 4(a) will be based on the number of vested Stock Participation Units ("Vested Units") held by a participant on the date of Termination. The Board in its sole discretion shall establish a vesting schedule with respect to each award of Stock Participation Units hereunder. The Board may also provide for the acceleration of vesting of Stock Participation Units upon the occurrence of certain enumerated events, including, but not limited to, a change in control of the Company or the death, disability, or retirement of the participant.

               (c) Notwithstanding anything to the contrary set forth in this Plan, upon a change of control of the Company, all outstanding Stock Participation Units shall terminate and a lump sum payment in cash shall be made to each participant in an amount equal to the excess, if any, of the Change of Control Consideration (defined below) over the price per share set forth in the Award, multiplied by the number of Vested Units held by such participant. For these purposes, a change of control of the Company shall mean the sale of all or substantially all of the assets of the Company or the sale of more than fifty percent (50%) of the outstanding Common Stock by the Company's current shareholders. Change of Control Consideration shall mean the value of any consideration received or to be received for each share of Common Stock in the event of a sale or exchange of shares of the Company or the liquidation of the Company incident to a sale of all or substantially all of the assets of the Company.

               Section 5. Fair Market Value. For purposes of this Plan and any awards granted hereunder, the Fair Market Value of one share of Common Stock at any date shall be deemed to be the average of the high and low prices as reported in The Wall Street Journal under the heading "NASDAQ National Market Issues" (or equivalent recognized source of quotations) on the date preceding the relevant determination date or, if not available, on the next preceding date on which such prices are available.

               Section 6.  Other Terms and Conditions.

               (a) The number of Stock Participation Units awarded to a participant, and any other terms and conditions of the award not set forth in the Plan shall be determined by the Board of Directors in its discretion. Each award under the Plan shall be evidenced by a written document which shall set forth the number of Stock Participation Units awarded the participant, the period of vesting and the price per share to be utilized to measure the appreciation in the Fair Market Value of the Company's Common Stock.

               (b) A participant's rights and interests under the Plan and any Stock Participation Units granted hereunder may not be assigned or transferred in any manner. In the event of the death of a participant any required payments shall be made to the participant's designated beneficiary or, in the absence of such designation, to the person entitled thereto by will or by the laws of descent and distribution. Any payments required under the Plan during a participant's lifetime shall be made only to the participant.

               (c) The Company shall have the right to deduct from all payments made pursuant to the Plan any federal, state or local taxes required by law to be withheld with respect to such payments.

               (d) The receipt of an award by a participant shall not entitle the participant to vote, to receive dividends or exercise any of the other rights of a holder of the Common Stock of the Company.

               (e) A participant shall have no right to receive any payment hereunder and all of his rights with respect to an award shall be forfeited if he or she shall be dismissed from employment by the Board of Directors for cause.

               Section 7. Adjustments. In the event of any change in the outstanding shares of Common Stock of the Company by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares, or other similar changes in the Common Stock, the Board of Directors shall make such adjustments in the awards theretofore granted to the participants as may be deemed necessary or equitable by the Board. Any such adjustments shall be conclusive and binding for all purposes of the Plan.

               Section 8. Amendment or Termination of the Plan. The Board of Directors may at any time and from time to time amend, suspend or terminate the Plan in whole or in part; provided, however, that no such amendment or termination of the Plan may, without the consent of the participant to whom any award shall theretofore have been granted, adversely affect any of the participant's rights with respect to such award. Notwithstanding anything to the contrary set forth herein, the Board shall have the right to terminate this Plan at any time by making a cash payment in cancellation of all Stock Participation Units held by participants hereof. The date upon which the Board resolves to terminate this Plan shall be deemed a Termination of each participant's employment for purposes of determining the amount of payments to be made to each participant hereunder. Upon the receipt of a payment in cancellation of outstanding Stock Participation Units, the rights of the participant with respect to such Stock Participation Units shall cease and be of no further force or effect.

               Section 9. Effective Date; Stockholder Approval. This Plan was adopted by the Board of Directors of the Company on August 15, 1989. This Plan and any Stock Participation Units awarded hereunder shall be null and void if stockholder approval of this Plan is not obtained within twelve (12) months of the date of adoption hereof by the Board of Directors.